Calculation of Filing Fee Tables
S-1
Liftoff Mobile, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(a)	21,850,000	$ 22.00	$ 480,700,000.00	0.0001381	$ 66,384.67
Fees to be Paid	2	Equity	Common stock, $0.0001 par value per share	457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 580,700,000.00		$ 80,194.67
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 80,194.67
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. (b) Includes sharesss of our common stock subject to the underwriters' option to purchase additional shares

[2]	(b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. (b) See note 1(b) above.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Liftoff Mobile, Inc.	S-1	333-292700	01/29/2026		$ 80,194.67	Equity	Common stock, $0.0001 par value per share	0	$ 876,300,000.00
Fee Offset Sources		Liftoff Mobile, Inc.	S-1	333-292700		01/29/2026						$ 121,017.03
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(1) The Registrant paid a registration fee of $121,017.03 in connection with the registration of up to $876,300,000.00 shares of common stock, par value $0.0001 per share, under the Registration Statement on Form S-1 filed on January 29, 2026 (File No. 333-292700) (the "Prior Registration Statement"). No securities were issued or sold under the Prior Registration Statement and such Prior Registration Statement was withdrawn by the Registrant by filing a Form RW on February 17, 2026.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date